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    As filed with the Securities and Exchange Commission on January 26, 1999
                           Registration No. 333-16861


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               SAVILLE SYSTEMS PLC
             (Exact name of registrant as specified in its charter)

        REPUBLIC OF IRELAND                            NONE
    (State or other jurisdiction          (I.R.S. Employer Identification No.)
    of incorporation or organization)

                                IDA Business Park
                                     Dangan
                                Galaway, Ireland
                               011-353-9-152-6611

                        (Address, including zip code, and
                     telephone number, including area code,
                            of registrant's principal
                               executive offices)


                               John J. Boyle, III
                     President, Chief Executive Officer and
                       Chairman of the Board of Directors
                               Saville Systems PLC
                             One Van de Graaff Drive
                         Burlington, Massachusetts 01803
                                 (781) 270-6500

                     (Name, address, including zip code, and
                     telephone number, including area code,
                              of agent for service)

                                 with a copy to:
                          Thomas L. Barrette, Jr., Esq.
                                Hale and Dorr LLP
                                 60 State Street
                           Boston, Massachusetts 02109


   Approximate date of commencement of proposed sale to public: Not Applicable

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 333-_______. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
333-__________.  |_|

         If delivery of the Prospectus is expected to be made pursuant to Rule 434,please check the following box. |_|





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Explanatory Note

         Pursuant to a Registration Statement on Form S-3 (File No. 333-16861) (the "Registration Statement"), Saville Systems PLC (the "Company") registered an aggregate of 5,414,000 American Depository Shares ("ADS"), as adjusted to reflect a two for one share dividend issued in November 1997. Each ADS represents the right to receive one ordinary share, $0.0025 nominal value per share, of the Company. The Registration Statement was declared effective on December 8, 1996.

         The offering terminated on November 26, 1997. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed for the purpose of removing from registration all ADSs that were not sold in the offering. The Registration Statement is hereby termintated.




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                                   SIGNATURES

         Pursuant to Rule 478 promulgated under the Securities Act of 1933, the Company duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, Commonwealth of Massachusetts on the 26th day of January, 1999.

                                        SAVILLE SYSTEMS PLC


                                        By:/s/ John J. Boyle, III
                                        John J. Boyle, III
                                        President, Chief Executive
                                        Officer and Chairman of the
                                        Board of Directors